Exhibit 10.23

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

The following are the base salaries (on an annual basis) of the named executive officers of the Company:

Name and Title	Base Salary(1)
Errol De Souza President and Chief Executive Officer	$491,730
Gerard J. Michel Chief Financial Officer, Vice President Corporate Development and Treasurer	$344,000
Alan Krasner Chief Medical Officer	$340,000
Paul Bavier General Counsel, Chief Compliance Officer and Secretary	$260,000
Erik Steiner Vice President, Operations	$222,000

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(1) Base salaries effective October 1, 2013.